Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kaiser Federal Financial Group, Inc. of our report dated September 13, 2011 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Kaiser Federal Financial Group, Inc. for the year ended June 30, 2011.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Oak Brook, Illinois
March 28, 2012